UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2013

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director

On March 3, 2013, Michael F. Devine resigned from his position on the Board of Directors (the "Board") of Nutrisystem, Inc. (the "Company") effective immediately. Prior to his resignation, Mr. Devine served on the Board's Audit Committee.

(d) Appointment of New Director

On March 4, 2013, the Board appointed Andrea Weiss as a director of the Company to fill the vacancy created by Michael F. Devine's resignation effective immediately. Ms. Weiss has been appointed to serve a term expiring at the Company's 2013 annual meeting of stockholders. Ms. Weiss was determined to be independent by the Board and was appointed to serve on the Board's Audit Committee.

In connection with her appointment and in accordance with the Company's compensation policy for non-employee directors, the Board authorized the issuance of shares of restricted stock to Ms. Weiss with a value equal to $100,000. These shares will vest in three equal installments on the first three anniversaries of the date of grant, subject to Ms. Weiss' continued service to the Company through the applicable vesting date. Ms. Weiss' ongoing annual compensation will be consistent with that provided to the Company's other non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission.

Ms. Weiss, 57, is the founder and current President and Chief Executive Officer of Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds, and has served as its President and Chief Executive Officer since its formation in October 2002. She has extensive specialty retail experience having served in several senior executive positions with dELiA*s Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc., and Ann Taylor Stores, Inc. Ms. Weiss currently serves on the board of directors of Cracker Barrel Old Country Store, Inc. and Chico's FAS, Inc. Previously, Ms. Weiss served on the boards of directors of GSI Commerce, Inc. from 2006 to 2011 and Ediets.com, Inc. from 2004 to 2009.

There are no transactions in which Ms. Weiss has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

On March 4, 2013, the Company issued a press release announcing the appointment of Ms. Weiss to the Board, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

99.1                    Press Release, dated March 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: March 04, 2013	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated March 4, 2013.